EXHIBIT 10(U)

EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 15th day of July, 1996, between U.S. TECHNOLOGIES, INC., a Florida Corporation with its principal executive offices at 8160 Woodland Center Blvd., Tampa, Florida 33614, (the "Company"), and PETER S. STEELE ("Employee").

INTRODUCTION

         The Company desires to continue to employ Employee, and Employee desires to continue his employment with the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Term of Employment. The Company hereby continues to employ Employee and Employee hereby accept the continuation of his employment with the Company upon the terms set forth in this Agreement for a period of three (3) years commencing on the date of this Agreement (the "Commencement Date"), unless sooner terminated in accordance with the provisions of Section 4. This Agreement shall automatically renew for one (1) year periods following the termination date unless either party shall give at least thirty (30) days written notice to the other party of showing an intention to terminate the Agreement at the end of the then current term or if this Agreement is terminated by the mutual consent of the parties.

         2. Title Capacity. Employee shall serve as the President of the Company and shall have such authority as is delegated to Employee by the Board of Directors of the Company.

         Employee hereby accepts the employment and agrees to undertake the duties and responsibilities inherent in Employee's position and such other duties and responsibilities as the Board of Directors of the Company shall from time to time reasonably assign to Employee. Employee agrees to devote Employee's entire business time to the business and interest of the Company, and those companies affiliated with the Company during the Employment Period and Employee agrees to abide by the ordinary, customary and reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. Because Company is a one hundred percent (100%) owned subsidiary of Pacific Animated Imaging Corporation ("PAI") Employee agrees to render such services and provide such assistance to PAI as requested by the Chief Executive Officer of PAI from time to time.

         3. Compensation and Benefits.
                  3.1 Salary. The Company shall pay Employee such annual salary as is set forth in the Compensation Schedule attached hereto and made a part hereof as Exhibit "A". By mutual agreement of the parties, Exhibit "A" may be revised from time to time.

                  3.2 Fringe Benefits. Employee shall be entitled to participate in all fringe benefit programs that the Company establishes and makes available to its officer-employees generally, if any. The Employee shall be entitled to vacation, sick leave and personal leave each year of employment in accordance with Company policy as revised from time to time, to be taken at such times as may be mutually agreeable to Employee and the Board of Directors of the Company.

                  3.3 Reimbursement of Expenses. The Company shall reimburse Employee for all reasonable travel, entertainment and other expenses incurred or paid by Employee in connection with, or related to, the performance of Employee's duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.

                  3.4 Automobile Allowance. During the term of this Agreement and any renewal thereof, Employee shall be provided with a lease automobile.

         4. Employment Termination. The employment of Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                  4.1  Expiration of the  Employment  Period in accordance  with
Section 1;

                  4.2 At the election of the Company, for "Cause", immediately upon written notice from PAI to the Employee. For the purposes of this Section 4.2, "Cause" for termination shall be deemed to include only (a) the direct or indirect competition by Employee with Company and/or PAI (as hereinafter defined in Section 6.); (b) the conviction of an Employee of a felony or an act involving moral turpitude; (c) the drug or alcohol abuse by Employee, which impairs the performance of Employee's duties, but only if Employee fails to seek appropriate counseling or fails to complete a prescribed counseling program; or
(d) the failure of Employee to comply with any material term of this Agreement after written notice of such noncompliance or nonperformance is received by



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Employee and the Employee fails to comply or perform within ten (10) days of the receipt of such written notice counting as the first day of the ten (10) day period the first business day after receipt of such notice. Cause shall not be construed as a failure of Employee to perform services for Company substantially different from the services performed by Employee during the initial term of this Agreement.

                  4.3 Upon the Disability of the Employee. As used in this Agreement, the term "Disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of thirty (30) days, whether or not consecutive, during any sixty (60) day period to perform the normal and customary services required of Employee pursuant to this Agreement. A determination of disability shall be made by a physician satisfactory to both Employee and the Company, provided that, if Employee and the Company do not agree on a physician, Employee and the Company shall each select a physician and such two physicians together shall select a third physician, whose determination as to disability shall be binding on the parties.

                  4.4 Death of Employee.

                  4.5 By Employee for "Good Reason". "Good Reason" shall mean the following, unless such circumstances are fully corrected within ten (10) days after the Employee notifies the Company in writing that he intends to terminate his employment for Good Reason:

                           (a) the  assignment,  without  the  Employee's  prior
written consent to another person, of Employee's primary duties that the Employee was responsible for during the initial term of this Agreement, or a significant adverse alteration in the nature or status of the Employee's employment from those in effect during the initial term of this Agreement;

                           (b) any  reduction  by   the  Company  in  Employee's
aggregate compensation (other than as agreed to by Employee) in effect on the date hereof or as the same may be increased after such date.

         5. Effect of Termination.

                  5.1 Termination due to Expiration of Employment Period. If Employee' s employment is terminated due to the expiration of the Employment Period pursuant to Section 4.1, the Company shall pay Employee the Compensation per Exhibit "A" (including accrued bonuses, if any) and benefits due to Employee under Section 3.2, 3.3 and 3.4 through the last day of Employee' s actual employment hereunder.

                  5.2 Termination for Cause. In the event that Employee's employment is terminated for "Cause" pursuant to Section 4.2, the Company shall pay Employee the Compensation per Exhibit "A" (not including accrued bonuses, if any) and benefits due to Employee under Section 3.2, 3.3 and 3.4 through the last day of Employee's actual employment hereunder.

                  5.3 Termination by Company Not for Cause. In the event that Employee's employment is terminated by the Company Not for "Cause", the Company shall pay Employee compensation at the rate of two hundred thousand dollars ($200,000) per year for the duration of the non-competition section as defined in section 6.1 herein, which at the option of the Company may be shortened.

                  5.4 Termination for Death or Disability. If Employee's employment is terminated by reason of death or disability pursuant to Section
4.3. or Section 4.4., the Company shall pay the estate of Employee or Employee, as the case may be, the Compensation per Exhibit "A" (including accrued bonuses, if any,) and benefits under Sections 3.2, 3.3 and 3.4 which would otherwise be payable to Employee up to the end of the month in which the termination of this Agreement for such death or disability occurs.

                  5.5 Termination for Good Reason. In the event the Employee's employment is terminated by him for "Good Reason" pursuant to Section 4.5, the Company shall pay the Employee compensation at the rate of two hundred thousand dollars ($200,000) per year for the duration of the non-competition section as defined in section 6.1 herein, which at the option of the Company may be shortened.

                  5.6 Termination by Employee not for Good Reason. In the event Employee's employment is terminated by him not for "Good Reason", the Company shall pay Employee the Compensation per Exhibit "A" (not including accrued bonus, if any) and benefits due Employee under Section 3.2, 3.3 and 3.4 through the last day of Employee's actual employment hereunder.

         6. Non-Competition.

                  6.1 Employee agrees that, during the Employment Period and for a period of time equal to the duration of Employee's employment with the Company, but in no instance to exceed two (2) years after the termination of the employment period for any reason:

                           (a) Employee will not recruit or solicit any employee
of the Company, or its other subsidiaries and affiliated companies or other-wise induce any employee to leave the employment of PAI, the Company, Company's or PAI's subsidiaries and affiliated companies to become an employee of or otherwise



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become  associated  with  Employee  or  any  firm,   corporation,   business  or
institution with which Employee is or may become associated;

                           (b) Employee  will not solicit or divert the business
or patronage of any of the customers or accounts of PAI, the Company, Company's subsidiaries and affiliated companies or prospective customers or accounts of the aforementioned, which were contracted, solicited or served by the Company while Employee was employed by the Company to a business directly or indirectly in competition with PAI, the Company, Company's or PAI's subsidiaries and affiliated companies;

                           (c) Employee  will  not engage  or participate in any
line of business related to or involving in any way computer software, as an employer, employee, principal, partner, officer, stockholder, agent, independent contractor or otherwise, directly or indirectly, alone, or in concert with another individual or entity; and

                           (d) Employee  will  not compete  with Company or PAI,
directly or this subsection (d), "compete", or any variation thereof, means the Employee's engagement or participation in, or furnishing of aid or assistance in connection with, the distribution, sale, marketing or rendering of products or services of the type or kind distributed, sold, marketed or rendered by PAI, the Company, the Company's or PAI's subsidiaries or affiliated companies during employment or after termination of employment, including those products or services that the Company, the Company's subsidiaries or affiliated companies, as the case may be, was in the process of developing or designing for distribution, sale, marketing or rendering at such time.

                  6.2 The parties to this Agreement consider the restrictions contained herein reasonable. If, however, such restrictions are found by any court having jurisdiction to be unreasonable because they are (or one of them is, as the case may be) overly broad, then such restriction(s) will nevertheless remain effective, but shall be considered amended in whatever manner is considered reasonable by that court, and as so amended shall be enforced.

                  6.3 If there is any breach by the Employee of any of the covenants contained in this Section 6., the damage to PAI, the Company, the Company's or PAI's subsidiaries or affiliated companies will be substantial, although difficult to ascertain, and money damages alone will not afford the injured party an adequate remedy. Therefore, if any breach occurs, in addition to such other remedies as may be provided by law, PAI, the Company, the Company's or PAI's subsidiaries or affiliated companies, as the case may be, has the right to specific performance of the covenants of the Employee contained in this Agreement by way of temporary or permanent injunctive relief.

         7. Non-Disclosure. Employee agrees not to disclose to any third party, or to use for Employee's own benefit or for the benefit of any third party, any trade secrets or confidential or other proprietary information relating to the products, services, markets, customers, suppliers or current or planned business operations of PAI, the Company, the Company's and PAI's subsidiaries and affiliated companies without the Company's prior written consent. Employee further agrees that all documents, notes, letters, records, models, prototypes, computer programs and other tangible and intangible evidence of such trade secrets or confidential or other proprietary information are the sole and exclusive property of PAI, the Company, the Company's or PAI's subsidiaries and affiliated companies; that Employee shall surrender all such evidence in Employee's possession or control to the Company upon the termination of the Employment Period or at any other time upon request and that Employee shall not retain or use any copies or summaries thereof.

         8. Inventions, Improvements, Copyrights, Ideas and Similar Creative Property. Employee agrees that any inventions, improvements or ideas which Employee may make or conceive, and any copyrightable subject matter of which Employee may be the author, either solely or jointly with others, which Employee makes, conceives, or authors during the period of Employee's employment with the Company, shall be the property of PAI, the Company, the Company's or PAI's subsidiaries or affiliated companies, as the case may be, and that Employee will promptly disclose all such inventions, improvements, ideas and material to PAI, the Company, the Company's or PAI's subsidiary or affiliated companies, as the case may be, and that on request, Employee will execute all applications, assignments, and other papers necessary to enable PAI, the Company, the Company's or PAI's subsidiary or affiliates to obtain full protection and title in all countries to such inventions, improvements, ideas and matter.

         9. Arbitration. Except as provided in Section 6.3, any dispute, including a'claimed breach of the terms hereof, arising out of or in connection with this Agreement shall be resolved by arbitration conducted by the American Arbitration Association in Tampa, Florida in accordance with its Rules then in existence. The arbitrators shall not contravene or vary in any respect any of the terms or provisions of this Agreement. The award of the arbitrators shall be final and binding upon the parties hereto, their heirs, administrators, executors, successors and assigns and judgment upon such award may be entered in any court having jurisdiction thereof.

         10. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, postage prepaid, by registered mail



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return receipt requested, or when delivered by a nationally recognized overnight delivery service issuing a receipt, addressed to the other party at the address shown above or at such other address or addresses as either party shall provide to the other.

         11. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

         12. Construction of Agreement. The parties to this Agreement and their respective counsel have reviewed this Agreement and have had the opportunity to revise this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         13. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         14. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

         15. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.

         16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided however, that the obligations of the Employee are personal and shall not be assigned by Employee.

         17. Miscellaneous.

                  17.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  17.2 The captions of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.

                  17.3 In the case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above. U.S. TECHNOLOGIES, INC.

By:

John J. Cadigan, For the Board of Directors

Peter S. Steele, Employee

EXHIBIT "A"
COMPENSATION SCHEDULE
Pursuant to the attached Employment Agreement, the compensation payable to Employee shall be as follows: One hundred thousand dollars and 00/100 ($100,000) on an annual basis.

IN WITNESS WHEREOF, the parties hereto have executed this Compensation Schedule the date and year written above.
U.S. TECHNOLOGIES, INC.

By:

John J. Cadigan For the Board of Directors


Peter S. Steele, Employee